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                                                                    Exhibit 99.1




                            Audit Committee Charter


Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight
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role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

In carrying out these responsibilities, the audit committee will:

 . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

 . Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

 . Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or

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   procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

 . Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

 . Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

 . Review the interim financial statements and the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

 . Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

 . Review accounting and financial human resources and succession planning within the Company.

 . Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

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 .  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

Approved and adopted this 7th day of March, 2000.


/s/ Adam O. Holzhauer
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Adam O. Holzhauer, Chairman


/s/ Michael J. Finn
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Michael J. Finn, Committee Member


/s/ Richard S. Smith
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Richard S. Smith, Committee Member